Exhibit 99.1

FOR IMMEDIATE RELEASE

Healthcare Trust Announces Offering of Series B Cumulative Redeemable Perpetual Preferred Stock

New York, September 29, 2021 – Healthcare Trust, Inc. (“HTI” or the “Company”) today announced the launch of a proposed underwritten public offering of shares of its Series B Cumulative Redeemable Perpetual Preferred Stock (the “Series B Preferred Stock”), pursuant to a registration statement on Form S-11 filed with the Securities and Exchange Commission (the “Commission”). The underwriters are expected to be granted a 30-day option to purchase additional shares of Series B Preferred Stock. The Company has applied to list the shares of Series B Preferred Stock on The Nasdaq Global Market.  The Series B Preferred Stock has received a rating of BBB- from Egan-Jones Ratings Company.

The Company will use the net proceeds from this offering to repay amounts outstanding under the revolving credit facility as required thereunder. Subject to the terms and conditions set forth in the revolving credit facility, the Company may then draw on the revolving credit facility to borrow any amounts so repaid for general corporate purposes, including purchases of additional properties.

The bookrunners for the offering are B. Riley Securities, Janney Montgomery, Ladenburg Thalmann and William Blair. The lead manager for the offering is Colliers Securities LLC. The co-managers for the offering are Aegis Capital Corp., Boenning & Scattergood and Wedbush Securities.

About Healthcare Trust, Inc.

Healthcare Trust, Inc. is a publicly registered real estate investment trust focused on acquiring a diversified portfolio of healthcare real estate, with an emphasis on seniors housing and medical office buildings, located in the United States. Additional information about HTI can be found on its website at www.healthcaretrustinc.com.

Important Notice

This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. A registration statement on Form S-11 relating to the shares of Series B Preferred Stock has been filed with the Commission but has not yet become effective. The shares to be registered may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. Copies of the preliminary prospectus relating to these securities may be obtained from B. Riley Securities, Inc. You should direct any requests to B. Riley Securities, Inc., Attention: Prospectus Department, 1300 17th Street North, Suite 1300, Arlington, Virginia 22209, by telephone at (703) 312-9580 or by email at prospectuses@brileyfin.com. You may also obtain a copy of the preliminary prospectus and other documents the Company has filed with the Commission for free by visiting the Commission's website at http://www.sec.gov.

The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each rating agency has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating.

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions indicate a forward-looking statement, although not all forward-looking statements include these words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of HTI’s registration statement on Form S-11 and other reports filed with the Commission. Further, forward-looking statements speak only as of the date they are made, and HTI undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

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